                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our Security Capital Group Incorporated report dated February 28, 1997 (except with respect to the matters discussed in Note 11 as to which the date is April 18, 1997), our Security Capital Group Incorporated report dated February 17, 1995, and our Security Capital Industrial Trust reports dated February 10, 1997 and to all references to our Firm included in or made a part of this registration statement.

                                       /s/ Arthur Andersen LLP

                                       ARTHUR ANDERSEN LLP

Chicago, Illinois
March 16, 1998